UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Dresser-Rand Group Inc.

(Name of Registrant as Specified in its Charter)

Siemens Aktiengesellschaft

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A copy of a press release issued by Siemens Aktiengesellschaft is attached hereto.

Press

Munich, Germany,

September 22, 2014

Siemens announces agreement to acquire

Dresser-Rand

•	Takeover bid for Dresser-Rand has a total transaction value of $7.6 billion

•	Acquisition strengthens Siemens’ portfolio for oil & gas industry

•	Complementary regional footprint and product portfolio

Siemens executes on its Vision 2020 with a decisive move to strengthen its core. The company has entered into an agreement with Dresser-Rand (NYSE:DRC), which is listed on the New York Stock Exchange, to acquire all of the issued and outstanding common shares of Dresser-Rand by way of a friendly takeover bid. Siemens’ bid is unanimously supported by Dresser-Rand’s Board of Directors. The offer price is $83 per common share in cash, or a total transaction value of approximately $7.6 billion (approximately €5.8 billion). With its comprehensive portfolio of compressors, steam turbines, gas turbines and engines, Dresser-Rand is a leading supplier for the oil & gas, process, power and other industries in the related energy infrastructure markets worldwide. The acquisition complements Siemens’ existing offerings, notably for the global oil & gas industry and for distributed power generation.

“As the premium brand in the global energy infrastructure markets, Dresser-Rand is a perfect fit for the Siemens portfolio. The combined activities will create a world- class provider for the growing oil & gas markets. With this, Dresser-Rand will become ‘The oil and gas’ company within Siemens and fit right into our Siemens Vision 2020,” said Joe Kaeser, President and CEO of Siemens AG.

Dresser-Rand’s Board of Directors has unanimously recommended the offer to Dresser-Rand’s shareholders. Siemens expects to close the transaction by summer 2015.

Siemens AG

Wittelsbacherplatz 2, 80333 Munich, Germany

Communications and Government Affairs

Reference number: AXX201409.67 e	Page 1/4

Siemens AG	Press Release

Head: Stephan Heimbach

With annual revenues of approximately $3.0 billion (fiscal 2013) and approximately 8,100 employees, Dresser-Rand, headquartered in Houston, Texas, USA, and Paris, France, has almost 100,000 rotating equipment units installed in more than 150 countries.

Dresser-Rand’s product portfolio completes Siemens’ offerings with compressors and turbines. Applications covered are high-pressure field injection and oil recovery, gas liquefaction, gas transmission and refinery processes. Additionally, Dresser- Rand offers further technologies for distributed power generation such as reciprocating engines as drives for compressors and power generation, micro LNG solutions. This complements Siemens’ offerings strengths in turbo compressors, downstream and industrial applications and in larger-sized steam turbines. Siemens plans to realize more than €150 million in annual synergies by 2019 as a result of the transaction.

According to Vincent R. Volpe Jr., CEO and President of Dresser-Rand, “Given the vision Siemens has for Dresser-Rand as its oil & gas company, and its expressed wishes to build Dresser-Rand’s product and service portfolio with some of the existing Siemens offerings that have previously been marketed separately into the oil & gas space, it is clear that this is a transaction that should create value for clients, as well as for both sets of shareholders, that would not have otherwise been achieved had Dresser-Rand not become part of the Siemens group. Simply stated, we see this as a unique opportunity to better serve our clients, employees and shareholders and are pleased to have Dresser-Rand placed in the central role for Siemens as it develops its position in oil & gas.”

“Our aim is to become the leading rotating equipment and process system integrator for the oil & gas industry. Dresser-Rand has strong presence in oil and gas, a reputation for technology leadership and innovation, and a talented and experienced leadership team. Our intention is to leverage these strengths by maintaining the existing company and brand name and selectively moving complementary products and services from the existing Siemens portfolio into Dresser-Rand enabling us to offer a much broader range of products, services and solutions to meet our customers’ needs,” said Lisa Davis, member of the Managing Board of Siemens AG.

Contact for journalists:

Alexander Becker, phone:+49 89 636 36558

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Siemens AG	Press Release

E-mail: becker.alexander@siemens.com

Follow us on Twitter at: www.twitter.com/siemens_press

A combined analyst and press conference call will be hosted by Joe Kaeser, President and CEO, and Lisa Davis, Member of the Managing Board. Both will be available together with Ralf P. Thomas, CFO, for Q&A afterwards, starting with the analyst Q&A and followed by the press Q&A: Monday, September 22, 2014, at 1:00pm BST / 2:00pm CEST / 8:00am EDT. Please find Dial-In info below:

Germany:	+49 89 2030 31215,	Conference ID: 3210532
UK:	+44 20 3427 1907,	Conference ID: 3210532

Siemens AG (Berlin and Munich) is a global powerhouse in electronics and electrical engineering, operating in the fields of industry, energy and healthcare as well as providing infrastructure solutions, primarily for cities and metropolitan areas. For over 165 years, Siemens has stood for technological excellence, innovation, quality, reliability and internationality. The company is one of the world’s largest providers of environmental technologies. Around 43 percent of its total revenue stems from green products and solutions. In fiscal 2013, which ended on September 30, 2013, revenue from continuing operations totaled €74.4 billion and income from continuing operations €4.2 billion. At the end of September 2013, Siemens had around 362,000 employees worldwide on the basis of continuing operations. Further information is available on the Internet at: www.siemens.com.

This document contains statements related to our future business and financial performance and future events or developments involving Siemens that may constitute forward-looking statements. These statements may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project” or words of similar meaning. We may also make forward-looking statements in other reports, in presentations, in material delivered to shareholders and in press releases. In addition, our representatives may from time to time make oral forward-looking statements. Such statements are based on the current expectations and certain assumptions of Siemens’ management, and are, therefore, subject to certain risks and uncertainties. A variety of factors, many of which are beyond Siemens’ control, affect Siemens’ operations, performance, business strategy and results and could cause the actual results, performance or achievements of Siemens to be materially different from any future results, performance or achievements that may be expressed or implied by such forward- looking statements or anticipated on the basis of historical trends. These factors include in particular, but are not limited to, the matters described in the chapter Risks of our most recent annual report prepared in accordance with the German Commercial Code, and in the chapter Risks and opportunities of our most recent interim report. Further information about risks and uncertainties affecting Siemens is included throughout our most recent annual and interim reports, as well as our most recent earnings release, which are available on the Siemens website, . Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of Siemens may vary materially from those described in the relevant forward-looking statement as being expected, anticipated, intended, planned, believed, sought, estimated or projected. Siemens neither intends, nor assumes any obligation, to update or revise these forward-looking statements in light of developments which differ from those anticipated.

Dresser-Rand will file with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K, which will contain, among other things, a copy of the merger agreement. In connection with the proposed merger, Dresser-Rand will prepare a proxy statement to be filed with the SEC that will provide additional important information concerning the proposed merger. When completed, a definitive proxy statement will be mailed to the stockholders of Dresser-Rand. Dresser-Rand and its respective directors, officers and employees and Siemens and its managing board, officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Dresser-Rand stockholders in connection with the proposed merger. Dresser-Rand stockholders may obtain more detailed information regarding such persons by reading the proxy statement and other relevant materials filed with the SEC and, with respect to Siemens, certain relevant materials prepared in accordance with the German Commercial Code.

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Siemens AG	Press Release

DRESSER-RAND STOCKHOLDERS ARE STRONGLY ADVISED TO READ ALL RELEVANT DOCUMENTS

FILED WITH THE SEC, INCLUDING DRESSER-RAND’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Dresser-Rand’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Dresser-Rand’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other documents relating to the proposed merger (when available) at www.dresser-rand.com.

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